Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2024 Results

MIAMI, FL (May 7, 2024) – The Hackett Group, Inc. (NASDAQ: HCKT), a leading benchmarking, executive advisory and strategic consultancy firm that enables organizations to achieve Digital World Class® performance, today announced its financial results for the first quarter, which ended on March 29, 2024.

Financial Highlights

•
Total revenue in the first quarter of 2024 was $77.2 million and revenue before reimbursements was $75.7 million, which exceeded the high end of our guidance. This compares to total revenue of $71.2 million and revenue before reimbursements of $69.8 million in the first quarter of the prior year.
•
GAAP diluted earnings per share was $0.32 in the first quarter of 2024, as compared to $0.30 in the first quarter of 2023.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.39, which was at the high end of our guidance, as compared to $0.37 in the first quarter of 2023. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
•
Cash flow provided from operations was $2.8 million for the first quarter of 2024, as compared to cash used in operations of $3.1 million in the first quarter of 2023.
•
As of March 29, 2024, the Company's cash balances were $13.0 million, with $31.0 million outstanding on the Company's credit facility. During the quarter, the Company repurchased 205 thousand shares of its stock to satisfy employee net vesting obligations and Board share repurchases at an average price of $23.57 for a total of $4.8 million. As of the end of the first quarter of 2024, the Company’s remaining share repurchase program authorization was $12.9 million.
•
Subsequent to the end of the first quarter, the Company's Board of Directors declared its second quarter 2024 dividend of $0.11 per share for its shareholders of record on June 21, 2024, to be paid on July 5, 2024.

“We reported solid operating results which met or exceeded our previously provided guidance. This was accomplished while aggressively pivoting to the emerging Gen AI consulting demand leveraging our recently launched AI XPLR platform and continuing our investment in our Executive Advisory offerings,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “AI XPLR, our AI ideation and assessment platform, is continuing to receive very favorable feedback and has led to a significant number of client meetings, and a number of new AI projects. We expect this activity to increase throughout the balance of the year as we continue to extend the AI capabilities of our associates and our AI XPLR platform.”

Business Outlook for the Second Quarter of 2024

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the second quarter of 2024 will be in the range of $73.5 million to $75.0 million.

•
The Company estimates adjusted diluted earnings per share for the second quarter of 2024 to be in the range of $0.36 and $0.39, which assumes a GAAP effective tax rate of 27.2%.

Conference Call and Webcast Details

•
On Tuesday, May 7, 2024, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: First Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 7, 2024 and will run through 5:00 P.M. ET on Tuesday, May 21, 2024. To access the rebroadcast, please dial (866) 407-9276. For International callers, please dial (203) 369-3610.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 7, 2024 and will run through 5:00 P.M. ET on Tuesday, May 21, 2024. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which historically has excluded the loss from discontinued operations, non-cash stock-based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock-based compensation expense, restructuring charges and reversals, amortization of intangible assets, and any one-time charges or benefits and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading benchmarking, executive advisory and strategic consultancy firm that enables organizations to achieve Digital World Class® performance. Using AI XPLR™ – our AI assessment platform – our experienced professionals guide organizations to harness the power of Gen AI to digitally transform their operations and achieve quantifiable, breakthrough results, allowing us to be key architects of their Gen AI journey.

Our expertise is grounded in unparalleled best practices insights from benchmarking the world’s leading businesses – including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 70% of the DAX 40 and 55% of the FTSE 100 – and are delivered leveraging our Digital Transformation Platform, Hackett Connect™ and Quantum Leap®.

For more information on The Hackett Group, visit: https://www.thehackettgroup.com/; email info@thehackettgroup.com; or call (770) 225-3600.

# # #

The Hackett Group, quadrant logo, World Class Defined and Enabled, Quantum Leap, and Digital World Class are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its artificial intelligence, digital transformation and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Page 4 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 29,	March 31,
	2024	2023
Revenue:
Revenue before reimbursements	$75,727	$69,831
Reimbursements	1,460	1,398
Total revenue	77,187	71,229

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,393 and $1,526 of non-cash stock based compensation expense in the quarters ended March 29, 2024 and March 31, 2023, respectively)	45,771	43,143
Reimbursable expenses	1,460	1,398
Total cost of service	47,231	44,541

Selling, general and administrative costs (includes $1,206 and $921 of non-cash stock based compensation expense in the quarters ended March 29, 2024 and March 31, 2023, respectively)	18,329	15,436
Legal settlement and related costs	102	-
Total costs and operating expenses	65,662	59,977

Operating income	11,525	11,252

Other expense, net:
Interest expense, net	(472)	(859)

Income before income taxes	11,053	10,393
Income tax expense	2,322	2,232
Net income	$8,731	$8,161

Basic net income per common share:
Income per common share	$0.32	$0.30
Weighted average common shares outstanding	27,422	27,026

Diluted net income per common share:
Income per common share	$0.32	$0.30
Weighted average common and common equivalent shares outstanding	27,676	27,269

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 29,	December 29,
	2024	2023
ASSETS
Current assets:
Cash	$12,958	$20,957
Accounts receivable and contract assets, net	57,979	52,113
Prepaid expenses and other current assets	2,730	2,368
Total current assets	73,667	75,438
Property and equipment, net	20,048	20,044
Other assets	283	285
Goodwill	84,099	84,242
Operating lease right-of-use assets	1,220	1,419
Total assets	$179,317	$181,428

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,215	$7,557
Accrued expenses and other liabilities	19,870	26,801
Contract liabilities	14,957	12,087
Income tax payable	2,443	2,360
Operating lease liabilities	811	1,083
Total current liabilities	44,296	49,888
Long-term deferred tax liability, net	10,133	8,118
Long-term debt	30,729	32,711
Operating lease liabilities	678	631
Total liabilities	85,836	91,348

Shareholders' equity	93,481	90,080
Total liabilities and shareholders' equity	$179,317	$181,428

Page 6 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended
	March 29,	March 31,
	2024	2023
Global S&BT (1):
Total revenue (4)	$40,892	$42,335
Segment profit (5)	10,053	13,807
Oracle Solutions (2):
Total revenue (4)	$21,729	$17,168
Segment profit (5)	5,261	3,049
SAP Solutions (3):
Total revenue (4)	$14,566	$11,726
Segment profit (5)	4,882	2,634
Total Company:
Total revenue (4)	$77,187	$71,229

Total segment profit	$20,196	$19,490
Items not allocated to segment level (5):
Corporate general and administrative expenses	5,028	4,961
Non-cash stock based compensation expense	2,599	2,447
Legal settlement and related costs	102	-
Depreciation expense	942	830
Interest expense, net	472	859
Income before taxes	$11,053	$10,393

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, depreciation and amortization expense, restructuring and asset impairment charge (settlement), legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 29,	March 31,
	2024	2023
GAAP NET INCOME	$8,731	$8,161
Adjustments (1):
Non-cash stock based compensation expense (2)	2,599	2,444
Acquisition-related non-cash stock based compensation expense (3)	-	3
Legal settlement and related costs	102	-
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	11,432	10,608
Tax effect of adjustments above (4)	708	646
ADJUSTED NET INCOME (1)	$10,724	$9,962

GAAP diluted net income per common share	$0.32	$0.30
Adjusted diluted net income per common share (1)	$0.39	$0.37
Weighted average common and common equivalent shares outstanding	27,676	27,269

(1) The Company provides adjusted earnings results (which excludes non-cash stock-based compensation expense, acquisition-related non-cash stock-based compensation expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of non-cash stock based compensation expense was $0.7 million and $0.6 million in 2024 and 2023, respectively. The impact of the legal settlement and related costs were $27 thousand in 2024.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	March 29,	December 29,	March 31,
	2024	2023	2023
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$40,892	$42,162	$42,335
Reimbursements	639	566	668
Revenue before reimbursements	$40,253	$41,596	$41,667

Oracle Solutions:
Total revenue	$21,729	$18,998	$17,168
Reimbursements	661	556	467
Revenue before reimbursements	$21,068	$18,442	$16,701

SAP Solutions:
Total revenue	$14,566	$11,243	$11,726
Reimbursements	160	114	263
Revenue before reimbursements	$14,406	$11,129	$11,463

Total segment revenue:
Total revenue	$77,187	$72,403	$71,229
Reimbursements	1,460	1,236	1,398
Revenue before reimbursements	$75,727	$71,167	$69,831

Revenue Concentration:
(% of total revenue)
Top customer	9%	7%	5%
Top 5 customers	24%	18%	16%
Top 10 customers	34%	27%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,154	1,168	1,128
Total headcount	1,414	1,416	1,368
Days sales outstanding (DSO)	68	65	66
Cash provided by (used in) operating activities (in thousands)	$2,792	$25,587	$(3,063)
Depreciation (in thousands)	$942	$894	$830
Capital expenditures (in thousands)	$948	$898	$1,063

Remaining Plan authorization:
Shares purchased (in thousands)	43	-	37
Cost of shares repurchased (in thousands)	$1,055	$—	$711
Average price per share of shares purchased	$24.34	$—	$18.98
Remaining Plan authorization (in thousands)	$12,883	$13,938	$13,961

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	162	3	162
Cost of shares purchased (in thousands)	$3,782	$71	$3,526
Average price per share of shares purchased	$23.36	$23.08	$21.75